UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 23, 2022

PROTAGENIC THERAPEUTICS, INC.
(Exact name of Company as specified in its charter)

Delaware	001-12555	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Fifth Avenue, Suite 500, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

212-994-8200
(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock	PTIX	Nasdaq
Common Stock Warrants	PTIXW	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Protagenic Therapeutics, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) on November 23, 2022. Holders of an aggregate of 17,209,612 shares of the Company’s Common Stock at the close of business on September 26, 2022 were entitled to vote at the Annual Meeting, of which 10,234,449 shares were present in person or represented by proxy. At the Annual Meeting, the Company’s stockholders voted as follows:

Proposal One: The stockholders elected each of the following individuals as a Class I director to serve their terms until the Company’s 2025 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified.

Name	For	Against	Withheld	Broker Non-Votes
Khalil Barrage	5,949,384	-	469,906	3,815,159
Timothy R. Wright	6,372,127	-	47,163	3,815,159

As a result of the vote, the composition of the Board of Directors is now:

Name	Class of Director	Term Expires
Garo H. Armen, PhD	Class III	2024 Annual Meeting
Robert B. Stein, MD, PhD	Class II	2023 Annual Meeting
Khalil Barrage	Class I	2025 Annual Meeting
Timothy R. Wright	Class I	2025 Annual Meeting
Brian J. Corvese	Class III	2024 Annual Meeting
Jennifer Buell, PhD	Class II	2023 Annual Meeting

Proposal Two: The stockholders approved an amendment to the Company’s Third Amended and Restated Certificate of Incorporation to effect a reverse stock split in the range of 1-for-2 to 1-for-4, with the exact ratio to be set within that range at the discretion of our board of directors without further approval or authorization of our stockholders and with our board of directors able to elect to abandon such proposed amendment and not effect the reverse split authorized by stockholders, in its sole discretion (the “reverse split amendment”). The Board only intends to implement the Reverse Stock Split to the extent it believes necessary to maintain our listing on NASDAQ for the future.

For	Against	Abstain
9,224,529	978,121	31,799

Proposal Three: The stockholders ratified the selection of MaloneBailey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

For	Against	Abstain
9,963,481	260,269	10,699

Proposal Four: The stockholders approved an advisory vote to approve named executive officer compensation. As required by Section 14A of the Securities Exchange Act of 1934, we provided our stockholders with the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion beginning on page 11 of the proxy statement. The stockholders approved this proposal.

For	Against	Abstain	Broker Non-Votes
5,911,600	228,647	279,043	3,815,159

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Item 8.01 Other Events.

On Wednesday, November 23, 2022, in the Business Update commentary immediately following the business section of the Company’s annual shareholder meeting, the Company provided updated guidance concerning its top priority — satisfying regulatory requirements to begin Phase I of its planned Phase I/IIa clinical trial for PT00114. This guidance consisted of:

Seeking the most expedient way to begin this trial, the Company has pursued a two-prong regulatory approach:

1.	For the U.S. FDA, the Company has completed its pre-IND submission with the revisions that were mandated by the agency. The Company currently expects to submit the revised IND before the end of the year.
2.	In Europe, the Company has sought and obtained German Ethics Committee approval to begin the trial in June 2022. The remaining step required to allow Phase I to begin in Germany is approval by the Federal Institute for Drugs and Medical Devices — the medical regulatory body in Germany, which operates under the Federal Ministry of Health and also known as BfArM. This would allow the Phase I portion of the study to begin at a top-tier clinical research organization in Hamburg.

The Company continues to anticipate that Dr. Maurizio Fava, Chief of Psychiatry of Massachusetts General Hospital will be the principal investigator principal investigator of the PT00114 trial.

The Company anticipates obtaining regulatory clearance to begint he Phase I portion of the trial during the first quarter of 2023.

The Company anticipates that over the next 12 months we plan to achieve other important milestones including the first human safety readouts for our lead drug candidate PT00114.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTAGENIC THERAPEUTICS, INC.

Date: November 28, 2022	By:	/s/ Alexander K. Arrow
	Name:	Alexander K. Arrow
	Title:	Chief Financial Officer

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